UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

DIGITAL ANGEL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH ST. PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2008, Digital Angel Corporation (the “Company”), Destron Fearing Corporation, a wholly-owned subsidiary of the Company (“Destron”), along with Digital Angel Technology Corporation and Digital Angel International, Inc., wholly-owned subsidiaries of Destron, entered into a Letter Agreement (“Amendment”) with Laurus Master Fund, Ltd. (“Laurus”), Kallina Corporation (“Kallina”), Valens Offshore SPV I, Ltd., Valens Offshore SPV II Corp, Valens US SPV I, LLC and Psource Structured Debt Limited (collectively, the “Lenders”, which are all affiliated) and LV Administrative Services, Inc., the administrative and collateral agent for the Lenders, to amend, among other things, the Secured Term Note dated as of August 31, 2007 in the original principal amount of $7,000,000 from the Company originally in the favor of Kallina (“2007 Note”) and the Secured Term Note dated as of August 24, 2006 in the original principal amount of $13,500,000 from the Company originally in the favor of Laurus (“2006 Note”).

Under the terms of the Amendment, the monthly principal payments due under the 2006 Note and 2007 Note were reduced by about 50% to approximately $108,300 in the aggregate during the period commencing on December 1, 2008 through April 1, 2009 and approximately $208,300 in the aggregate during the period commencing on May 1, 2009 through January 1, 2010. In exchange for reducing the monthly payments, the Company will pay the Lenders a deferred fee of $800,000 either on the maturity date of the notes or when the notes are prepaid in full or accelerated upon default. The fee is payable either in cash, shares of the Company’s common stock or a combination of both. If the fee is paid with shares of common stock, the fee will be based on a 20% discount to the then-current market price of the common stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the transactional document.

On December 1, 2008, the Company issued a press release regarding the Amendment. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION
Date: December 1, 2008
	By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit	Page
99.1	Press Release dated December 1, 2008

4